FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Plainfield Direct Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3986570
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Railroad Avenue

Greenwich, CT 06830

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, $0.001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

File No. 333-142725

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share (the “Common Stock”), of the registrant to be registered hereunder is set forth in the section entitled “Description of Our Capital Stock” in the Prospectus included in the registrant’s Registration Statement on Form N-2, filed with the Securities and Exchange Commission, Securities Act, File No. 333-142725, and is incorporated herein by reference. Any prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PLAINFIELD DIRECT INC.

Date: June 28, 2007

By:	/s/ Karen Dykstra
Name:	Karen Dykstra
Title:	Chief Operating Officer and Chief Financial Officer